UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 19, 2013

PAREXEL International Corporation
(Exact name of registrant as specified in charter)

Massachusetts	000-21244	04-2776269
(State or other juris- diction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

195 West Street, Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 487-9900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations for the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 19, 2013, PAREXEL International, LLC (the “Company”), a wholly-owned subsidiary of PAREXEL International Corporation, entered into a receivables purchase agreement (the “Agreement”) with JPMorgan Chase Bank, N.A. (“JPMorgan”). Under the Agreement, the Company will sell to JPMorgan or other investors on an ongoing basis certain of its trade receivables, together with ancillary rights and the proceeds thereof, which arise under contracts with GlaxoSmithKline Services Unlimited, GlaxoSmithKline LLC or any other subsidiary or affiliate of GlaxoSmithKline PLC.

The Agreement includes customary representations and covenants on behalf of the Company, and may be terminated by either the Company or JPMorgan upon five business days advance notice. As of February 19, 2013, there were no trade receivable purchases outstanding under the Agreement.

A copy of the Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which are incorporated by reference herein.

From time to time, JPMorgan or its affiliates have performed, and may in the future perform, various commercial banking and other financial advisory services for PAREXEL International Corporation and its affiliates for which they have received, and will receive, customary fees and expenses.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Receivables Purchase Agreement, dated as of February 19, 2013, by and between the Company and JPMorgan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2013	PAREXEL International Corporation
By:	/s/ James F. Winschel, Jr.
James F. Winschel, Jr. Senior Vice President and Chief Financial Officer